SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

________________________

CITIBANK, N.A.
(Exact name of trustee as specified in its charter)

                                        13-5266470
                                        (I.R.S. employer
                                        identification no.)

399 Park Avenue, New York, New York               10043
(Address of principal executive office)          (Zip Code)
_______________________

CATERPILLAR INC.
(Exact name of obligor as specified in its charter)

Delaware                                   37-0602744
(State or other jurisdiction of          (I.R.S. employer
incorporation or organization)           identification no.)

100 NE Adams Street
Peoria, Illinois                                   61629
(Address of principal executive offices)          (Zip Code)

_________________________
Debt Securities
(Title of the indenture securities)

Item 1.  General Information.

         Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address
          ----                                    -------
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.  Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now
                      in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee.  (Exhibit 4 to
                      T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A.
                      (as of September 30, 1996 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

__________________


SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 10th day of February, 1997.



                              CITIBANK, N.A.

                              By  /s/Wafaa Orfy
                                   Wafaa Orfy
                                   Senior Trust Officer



                                        Exhibit 7 to Form T-1

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF

CITIBANK, N.A.

of New York in the State of New York, at the close of business on September 30, 1996, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS
                                                                 Thousands
                                                                of dollars
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin     $    8,647,000
Interest-bearing balances                                       13,006,000
Held-to-maturity securities                                              0
Available-for-sale securities                                   22,101,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold                                          4,263,000
     Securities purchased under agreements to resell               370,000
Loans and lease financing receivables:
     Loans and leases, net of unearned income     $147,806,000
     LESS:  Allowance for loan and lease losses      4,386,000
     LESS:  Allocated transfer risk reserve                  0
                                                  ------------
Loans and leases, net of unearned income, allowance,
     and reserve                                               143,420,000
Trading assets                                                  24,655,000
Premises and fixed assets (including capitalized leases)         3,547,000
Other real estate owned                                            708,000
Investments in unconsolidated subsidiaries and
     associated companies                                        1,220,000
Customers' liability to this bank on acceptances outstanding     2,270,000
Intangible assets                                                  105,000
Other assets                                                     7,084,000
                                                              ------------
TOTAL ASSETS                                                  $231,396,000
                                                              ------------
                                                              ------------


LIABILITIES
Deposits:

In domestic offices                                           $ 35,623,000
     Noninterest-bearing                          $13,178,000
     Interest-bearing                              22,445,000
                                                  -----------
In foreign offices, Edge and Agreement
     subsidiaries, and IBFs                                    130,945,000
     Noninterest-bearing                            8,792,000
     Interest-bearing                             122,153,000
                                                  -----------
Federal funds purchased and securities
     sold under agreements to repurchase in
     domestic offices of the bank and of its Edge
     and Agreement subsidiaries, and in IBFs:
     Federal funds purchased                                     1,872,000
     Securities sold under agreements to repurchase                398,000
     Demand notes issued to the U.S. Treasury                            0
Trading liabilities                                             17,042,000
Other borrowed money:
     With a remaining maturity of one year or less               9,839,000
     With a remaining maturity of more than one year             4,014,000
Mortgage indebtedness and obligations under capitalized leases     137,000
Bank's liability on acceptances executed and outstanding         2,316,000
Subordinated notes and debentures                                4,700,000
Other liabilities                                                8,549,000
                                                              ------------
TOTAL LIABILITIES                                             $215,535,000
                                                              ------------
                                                              ------------
Limited-life preferred stock and related surplus                         0


EQUITY CAPITAL
Perpetual preferred stock and related surplus                            0
Common stock                                                  $    751,000
Surplus                                                          6,895,000
Undivided profits and capital reserves                           8,308,000
Net unrealized holding gains (losses)
     on available-for-sale securities                              590,000
Cumulative foreign currency translation adjustments               (583,000)
                                                              ------------
TOTAL EQUITY CAPITAL                                          $ 15,961,000
                                                              ------------
TOTAL LIABILITIES, LIMITED-LIFE
PREFERRED STOCK, AND EQUITY CAPITAL                           $231,396,000
                                                              ------------
                                                              ------------


I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        ROGER W. TRUPIN
                                             CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and its true and correct.

                                        PAUL J. COLLINS
                                        JOHN S. REED
                                        WILLIAM R. RHODES
                                             DIRECTORS